EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of TFC Enterprises, Inc. of our report dated February 23, 1999, included in the 1998 Annual Report of TFC Enterprises, Inc.

Our audits also included the financial statement schedule of TFC Enterprises, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 23, 1999 with respect to the consolidated financial statements of TFC Enterprises, Inc. incorporated by reference in and the related financial statement schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1998:


Registration Statement            Description
----------------------            -----------
Form S-8   No. 33-78376           pertaining   to  the   1993   Employee   Stock
                                  Purchase Plan

Form S-8   No.  33-98680          pertaining  to the 1995  Long  Term  Incentive
                                  Plan

Form S-3   No. 333-50531          registration  of  1,135,280  shares  of common
                                  stock for issuance of warrants






                                                   Ernst & Young LLP

Richmond, Virginia
March 24, 1999